Exhibit 10.1

Dated the 8th day of April 2011

GOOD WORLD INVESTMENTS LIMITED

as Vendor

AND

KEEN STAR INTERNATIONAL (HK) LIMITED

as Purchaser

_____________________________________________________________________

AGREEMENT

RELATING TO

THE SALE AND PURCHASE OF 51% INTERESTS IN

JADEMAN INTERNATIONAL LIMITED
_____________________________________________________________________

THIS AGREEMENT is made the 8th day of April 2011
BETWEEN:
(A)

GOOD WORLD INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands and having its correspondence address in Hong Kong at 1403 Wan Chai Commercial Centre, 204 Johnston Road, Wanchai, Hong Kong (hereinafter called the "Vendor"); and

(B)

KEEN STAR INTERNATIONAL (HK) LIMITED a company incorporated in Hong Kong with its correspondence address at 16/F., Jia Yang Building, 271 Lockhart road, Wanchai, Hong Kong (hereinafter called the "Purchaser") on the following terms and conditions.

WHEREAS:
1

Jademan International Limited (the "Company"), a Hong Kong incorporated company, owns 19,200,000 shares in China Integrated Media Corporation Limited with ACN: 132 653 948 ("CIMC"). CIMC is a public company incorporated in South Australia, Australia on 8 August 2008.

2	As of the date of this Agreement, the Vendor legally and beneficially owns 100% equity interests in the Company.
3	As of the date of this Agreement, the Company legally and beneficially owns 19,200,000 shares of common stock in CIMC.
4	The Vendor has agreed to sell the Sale Shares and the Purchaser has agreed to acquire the Sale Share in the Company to the intent that the Company should become a subsidiary of the Purchaser.
1.	INTERPRETATION
1.1	In this Agreement, the following words and expressions have the following meanings, unless they are inconsistent with the context:-
"Completion Date" means the date of signing this Agreement.
"Parties" means the named parties to this Agreement and their respective successors and permitted assigns and "Party" means any of them.
"Sale Shares" means the fifty-one (51) shares of common stock, representing 51% interests in the Company that is legally and beneficially owned by the Vendor.
"Warranties" means the representations, warranties and undertakings contained or referred to in Clause 5.
2.	AGREEMENT FOR SALE
2.1

Subject to the terms and conditions of this Agreement the Vendor shall sell and the Purchaser shall purchase the Sale Shares free from all liens, charges and encumbrances and with all rights now or hereafter attaching to it.

3.	PURCHASE CONSIDERATION
3.1

The purchase consideration for the Sale Share shall be HK$1,377,000, of which HK$413,000 to be paid upon signing of this Agreement and the remaining amount to be paid within one month upon signing of this Agreement.

4.	COMPLETION
4.1

Completion of the purchase of Sale Shares shall take place at the Purchaser's registered office or a place to be agreed between the parties at 5.00 p.m. on the Completion Date or at a later date to be agreed between the parties herein.

4.2	On Completion Date, the Vendor shall deliver to the Purchaser duly completed and signed transfers in favor of the Purchaser or as it may direct in respect of the Sale Shares.
4.3

Upon completion of the matters referred to in Clause 4.1 and 4.2 above, the Vendor shall procure that all the necessary documentations be prepared and executed in relation to putting the title of the Sale Shares in the Purchaser's name after the completion date.

4.4	Immediately after completion, the Company has a total of 100 shares issued and outstanding.
5.	WARRANTIES
5.1	The Vendor warrants to the Purchaser that:
1.	It has full power and authority to enter into and perform this Agreement.
2.	It is the legal and beneficial owner of the Sale Shares, free and clear of any lien, charge, option, right of pre-emption or other encumbrance or third party right whatsoever.
3.
There are no options or other agreements outstanding which accord to any person the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over any of the Sale Share.
6.	GENERAL MATTERS
6.1

The rights and remedies of the Purchaser in respect of any breach of the warranties given by the Vendor hereunder shall not be affected by completion of the Purchase of the Sale Shares or by any failure to exercise or delay in exercising any right or remedy or by any other event or matter whatsoever, except a specific and duly authorized written waiver or release.

6.2	This Agreement constitutes the whole agreement between the parties and it is expressly declared that no variations hereof shall be effective unless made in writing.
6.3	Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to all other rights and remedies available to it.
7.	NON-ASSIGNABILITY
7.1

This Agreement shall be binding on each party's successors and assigns but except as expressly provided, none of the rights of the parties under this Agreement or the warranties provided herein may be assigned or transferred.

8.	NOTICES
8.1

Any notice, demand or communication required or desired to be given or made under this Agreement shall be in writing and delivered or sent by post to the address of the addressee as set out in this Agreement or to such other address as the addressee may have notified for the purpose of this Clause.

9.	APPLICABLE LAW
9.1

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region and the parties irrevocably submit to the non-exclusive jurisdiction of the Hong Kong Special Administrative Region courts.

IN WITNESS whereof this Agreement has been executed on the day and year first above written.
Signed by	)
for and on behalf of	)
Good world investments limited	)
in the presence of:	)
Signed by	)
for and on behalf of	)
KEEN STAR INTERNATIONAL (HK) LIMITED	)
in the presence of:	)